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                                                            EXHIBIT 23.1

                  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8) of inTEST Corporation (Nos. 333-44059 and 333-33722) pertaining to the 1997 Stock Plan, the 1998 Incentive and Non-statutory Stock Option Plan and various written compensation contracts, of our report dated August 6, 1999, with respect to the consolidated financial statements of Temptronic Corporation included in the Current Report (Form 8-K/A) of inTEST Corporation filed with the Securities and Exchange Commission.



                                           /s/ ERNST & YOUNG LLP



Boston, Massachusetts
May 11, 2000